UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2016 (November 1, 2016)

ARCH COAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One City Place Drive, Suite 300, St. Louis, Missouri

(Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2016 Omnibus Incentive Plan

As previously disclosed, on October 5, 2016, Arch Coal, Inc. (“Arch Coal”) and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) consummated the transactions contemplated by the Debtors’ Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated as of September 11, 2016 (as amended, the “Plan”). In accordance with the Plan, on November 1, 2016, the Board of Directors of Arch Coal (the “Board”) adopted the Arch Coal, Inc. 2016 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) as an amendment and restatement of its long-standing omnibus incentive plan.

The Omnibus Incentive Plan is administered by the Personnel & Compensation Committee of the Board (the “Committee”), which has authority under the plan to, among other things, select participants and determine the types of awards that they receive, the number of shares subject to such awards, and the terms, conditions, performance criteria, restrictions and other provisions of such awards.

Employees, directors and consultants of Arch Coal and its subsidiaries are eligible to receive awards under the Omnibus Incentive Plan. The types of awards that may be granted under the plan include stock options, stock appreciation rights, restricted stock, restricted stock units and other forms of awards granted or denominated in shares of Class A Common Stock, par value $0.01 per share, of Arch Coal (“Class A Common Stock”), as well as cash-based incentive awards.

The total number of shares of Class A Common Stock that may be issued under the Omnibus Incentive Plan in connection with awards is 2,990,540. To the extent that an award is forfeited, cancelled, exchanged, settled in cash in lieu of shares, surrendered or otherwise terminates or expires without a distribution of shares to the holder, the shares of Class A Common Stock underlying such award will again be available for awards under the plan. In addition, shares of Class A Common Stock surrendered to or withheld by the Company in payment or satisfaction of the exercise price of a stock option or stock appreciation right, or tax withholding obligation with respect to an award, will be available for the grant of new awards under the plan.

In the event of specified equity restructurings, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee will make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of shares of Class A Common Stock or other securities issued or reserved for issuance under the Omnibus Incentive Plan, (ii) the number and kind of shares of Class A Common Stock or other securities subject to outstanding awards, (iii) the exercise price of outstanding stock options or stock appreciation rights and (iv) the annual award limits or any other maximum limitations prescribed by the plan with respect to certain types of awards or the grants to individuals of certain types of awards.

This description of the Omnibus Incentive Plan is qualified in its entirety by reference to the full text of the Omnibus Incentive Plan, which is incorporated by reference herein. A copy of the Omnibus Incentive Plan is filed as Exhibit 99.1 to the Registration Statement on Form S-8 filed by Arch Coal with the Securities and Exchange Commission on November 1, 2016.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Arch Coal, Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed on November 1, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2016

ARCH COAL, INC.

By:	/s/ Robert G. Jones
Name: Robert G. Jones Title: Senior Vice President — Law, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Arch Coal, Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed on November 1, 2016)